Exhibit 99.1

SPECIAL MEETING OF STOCKHOLDERS OF

HECKMANN CORPORATION

                    , 2008

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided. i

¢	00030300300300000000 9

The Heckmann Corporation Board of Directors unanimously recommends a vote FOR:

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

			FOR	AGAINST	ABSTAIN
	1.	Adoption and approval of an amendment to Heckmann Corporation’s certificate of Incorporation to provide for the corporation to have perpetual existence.	☐	☐	☐
2.

Adoption and approval of the Agreement and Plan of Merger and Reorganization, dated as of May 19, 2008, by and among Heckmann Corporation, Heckmann Acquisition II Corporation, and China Water and Drinks, Inc., as the same may be amended from time to time, and approve the merger contemplated thereby.

			☐	☐	☐

Only if you voted “AGAINST” Proposal Number 2 and you hold shares of Heckmann Corporation common stock issued in its initial public offering, you may exercise your conversion rights and demand that Heckmann Corporation convert your shares of common stock into a pro rata portion of the IPO trust account by marking the “Exercise Conversion Rights” box below. If you exercise your conversion rights, then you will be exchanging your shares of Heckmann Corporation common stock for cash and will no longer own those shares. You will only be entitled to receive cash for those shares if the merger is completed and you continue to hold these shares through the effective time of the merger, and you tender your stock certificate to the combined company in accordance with the delivery requirements discussed in the Proxy Statement under the heading “Heckmann Special Meeting—Procedures Required for Conversion”.

EXERCISE CONVERSION RIGHTS  ☐

3.

Approval of the issuance of Heckmann Corporation common stock, par value $0.001 per share, pursuant to the Agreement and Plan of Merger and Reorganization, dated as of May 19, 2008, by and among Heckmann Corporation, Heckmann Acquisition II Corporation, and China Water and Drinks, Inc., as the same may be amended from time to time.

			☐	☐	☐
4.

Approval of any motion to adjourn or postpone the special meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the first three proposals listed above.

			☐	☐	☐

IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED AND EMPOWERED TO VOTE UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ALL CONTINUATIONS, ADJOURNMENTS OR POSTPONEMENTS THEREOF, INCLUDING, IF SUBMITTED TO A VOTE OF THE STOCKHOLDERS, A MOTION TO ADJOURN THE SPECIAL MEETING TO ANOTHER TIME OR PLACE FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¢

■

SPECIAL MEETING OF STOCKHOLDERS

PROXY

OF

HECKMANN CORPORATION

            , 2008

THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF

HECKMANN CORPORATION.

The undersigned, having read the Notice of Special Meeting of Stockholders and the Proxy Statement dated             , 2008, receipt of which are hereby acknowledged, hereby appoint(s) Richard J. Heckmann and Donald G. Ezzell, or either of them, with full power and authority to act without the other and with full power of substitution, as proxies to represent and vote, as directed herein, all shares the undersigned is entitled to vote at the special meeting of stockholders of Heckmann Corporation to be held at                                 , on             , 2008 at          a.m., local time, and at all continuations, adjournments or postponements thereof. You are encouraged to specify your choice by marking the appropriate box. This proxy will be voted as specified by you, but if no choice is specified, it will be voted FOR the proposal described on this proxy card. Please complete your voting selection, date, sign and mail your proxy card in the envelope provided as soon as possible.

■	(Continued, and to be signed and dated, on the reverse side)	14475	■

SPECIAL MEETING OF STOCKHOLDERS OF

HECKMANN CORPORATION

                    , 2008

PROXY VOTING INSTRUCTIONS

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
- OR -
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.	COMPANY NUMBER
ACCOUNT NUMBER
- OR -
INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.
- OR -
IN PERSON - You may vote your shares in person by attending the Special Meeting.

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

i Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. i

¢	00030300300300000000 9

The Heckmann Corporation Board of Directors unanimously recommends a vote FOR:

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

			FOR	AGAINST	ABSTAIN
	1.	Adoption and approval of an amendment to Heckmann Corporation’s certificate of incorporation to provide for the corporation to have perpetual existence.	☐	☐	☐

2.

Adoption and approval of the Agreement and Plan of Merger and Reorganization, dated as of May 19, 2008, by and among Heckmann Corporation, Heckmann Acquisition II Corporation, and China Water and Drinks, Inc., as the same may be amended from time to time, and approve the merger contemplated thereby.

Only if you voted “AGAINST” Proposal Number 2 and you hold shares of Heckmann Corporation common stock issued in its initial public offering, you may exercise your conversion rights and demand that Heckmann Corporation convert your shares of common stock into a pro rata portion of the IPO trust account by marking the “Exercise Conversion Rights” box below. If you exercise your conversion rights, then you will be exchanging your shares of Heckmann Corporation common stock for cash and will no longer own these shares. You will only be entitled to receive cash for those shares if the merger is completed and you continue to hold these shares through the effective time of the merger, and you tender your stock certificate to the combined company in accordance with the delivery requirements discussed in the Proxy Statement under the heading “Heckmann Special Meeting—Procedures Required for Conversion.”

EXERCISE CONVERSION RIGHTS    ☐

			☐	☐	☐

3.

Approval of the issuance of Heckmann Corporation common stock, par value $0.001 per share, pursuant to the Agreement and Plan of Merger and Reorganization, dated as of May 19, 2008, by and among Heckmann Corporation. Heckmann Acquisition II Corporation, and China Water and Drinks, Inc., as the same may be amended from time to time.

			☐	☐	☐

4.

Approval of any motion to adjourn or postpone the special meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the first three proposals listed above.

			☐	☐	☐

IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED AND EMPOWERED TO VOTE UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ALL CONTINUATIONS, ADJOURNMENTS OR POSTPONEMENTS THEREOF, INCLUDING, IF SUBMITTED TO A VOTE OF THE STOCKHOLDERS, A MOTION TO ADJOURN THE SPECIAL MEETING TO ANOTHER TIME OR PLACE FOR THE PURPOSE OF SOLICITING ADDITIONAL PROXIES.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

¢

Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

¢